Exhibit 10.1

LOAN AND SECURITY AGREEMENT

(Quest Software – Polaris Way – Loan No. 3700038-001)

Agreement Date:	August 3, 2009

Borrower:	Quest Software, Inc., a Delaware corporation

Borrower’s Address:	Quest Software, Inc.
5 Polaris Way
Aliso Viejo, CA 92656
Attention: David Cramer

Lender:	Mutual of Omaha Bank, a federally chartered thrift
Loan No. 3700038-001

Lender’s Address:	4657 MacArthur Court, Suite 1480
Newport Beach, CA 92660
Attention: James S. Knight and Jeff Barnett

Property:	One three-story approximate 78,072 square foot office building and one four-story approximate 90,630 square foot office building, located on approximately 7.47 acres of real property at 4 & 5 Polaris Way, Aliso Viejo, California, as legally described on Exhibit “A”, and all appurtenances thereto.

This Loan and Security Agreement (“Agreement”) is entered into as of the Agreement Date between Borrower and Lender.

FACTUAL BACKGROUND

A. This Agreement evidences a $34,000,000 loan (the “Loan”) made by Lender to Borrower.

B. The Loan is evidenced by the Note. The Note is secured by the Deed of Trust covering the Property and various other documents described as part of the Loan Documents below. The Note is fully recourse to Borrower.

C. Capitalized terms used in this Agreement will have the meanings established in Section 1 below unless otherwise defined on the cover page, in this Factual Background section, or in the text of this Agreement.

AGREEMENT

For valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

1. Definitions.

As used in this Agreement, the following terms will have the meanings established below:

1.1 “Agreement” means this Loan and Security Agreement and all exhibits attached to this Agreement, as the Agreement may be modified and amended from time to time.

1.1 “Anti-Terrorism Laws” means any present or future laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the US Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the Office of Foreign Assets Control (“OFAC”).

1.2 “Banking Day” means any day other than a Saturday or Sunday in which banks are open for business in Newport Beach, California.

1.3 “Blocked Person” means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) that is named a “specially designated national or “blocked person” on the most current list published by OFAC or other similar list.

1.4 “Borrower’s Affiliates” means: (i) a spouse of any of Borrower’s Affiliates; (ii) any relative (by blood, adoption, or marriage) of any of Borrower’s Affiliates within the third degree; (iii) any member, director, or officer of Borrower or any of Borrower’s Affiliates; (iv) any corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, or other business or legal entity of which Borrower or any of Borrower’s Affiliates are a member, partner, principal, trustee, director, or officer; and (v) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with Borrower or any of Borrower’s Affiliates.

1.5 “Company Prepared Financial Statements” means those balance sheets, income statements, cash flow statements (sometimes called flow of funds statements or statements of changes in financial position), and other financial statements internally prepared by the Borrower (on a consolidated basis), based on GAAP that fairly represent (in the opinion of the Lender), in all material aspects, the financial condition of the Borrower. Each Company Prepared Financial Statement must be certified as true and correct by an Authorized Person.

1.6 “County” means the county in which the Land is located, which is the County of Orange, State of California, and all applicable agencies, departments, commissions, councils, boards, and committees.

1.7 “Deed of Trust” means the Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Fixture Filing of even date granted by Borrower, as Trustor, in favor of Lender, as beneficiary.

1.8 “Financial Information” means all financial statements and other financial information required of Borrower under the Loan Documents.

1.9 “Financing Statement” means a UCC-1 financing statement(s) executed by Borrower, as debtor, in favor of Lender as secured party, to be filed in the Office of the Secretary of State of Delaware, and to the extent Lender determines it necessary, to be filed in the official records of the County.

1.10 “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, that are consistently applied and free of material misrepresentation, set forth in: (i) the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants; (ii) the statements and pronouncements of the Financial Accounting Standards Board; and (iii) other statements by any other entity as may be in general use by significant segments of the accounting profession that are applicable in the circumstances as of the date of determination.

1.11 “Governmental Authorities” means any applicable local, municipal, county, state, or federal agency, board, commission, council, department, committee, or similar governmental arm having jurisdiction over the Property, Borrower, or Borrower’s activities.

1.12 “Land” means the approximate 7.47 net acres of land located in the City of Aliso Viejo, California, as more particularly described in Exhibit “A”.

1.13 “Loan Amount” means the total amount of principal, interest, and other charges, fees, and required payments that are due and payable from time to time by Borrower under the Loan Documents.

1.14 “Loan Closing Date” means the date upon which Borrower has satisfied all conditions to the funding and closing of the Loan, as described in the Loan Documents.

1.15 “Loan Documents” means, collectively, this Agreement, Note, and Financing Statement, together with all of their exhibits and schedules and all other documents that evidence, secure, or otherwise pertain to the Loan, as any or all may be modified, supplemented, extended, restated, or amended in accordance with their terms.

1.16 “Loan Fee” means a fee payable by Borrower to Lender concurrent with the initial funding of the Loan on the Loan Closing Date in immediately available funds in the amount of $85,000.00.

1.17 “Loan-to-Value Ratio” means the ratio of the aggregate committed amount of the Loan to the as-is market value of the Property.

1.18 “Material Adverse Effect” means any fact, event, or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with the event or condition: (i) has or is reasonably expected to have a material adverse effect on or materially impairs the ability of Borrower to pay and perform its obligations under the Loan Documents; (ii) materially impairs the ability of Lender to enforce its rights and remedies under any Loan Documents; or (iii) has or is reasonably expected to have any material adverse effect on the Property, the liens in favor Lender or the priority of the liens in favor Lender.

1.19 “Maturity Date” has the meaning established in the Note.

1.20 “Net Income” means the net income of Borrower as determined under GAAP.

1.21 “Note” means the Secured Promissory Note executed as of the Agreement Date by Borrower and payable to Lender (as amended, supplemented, extended, restated, or otherwise amended from time to time).

1.22 “Obligations” means all of the duties and obligations, whether payment or performance, of Borrower to Lender under the Loan Documents.

1.23 “Permitted Liens” means (i) those exceptions set forth in the Title Policy, (ii) any purchase money liens on any Personal Property incurred in the ordinary course of Borrower’s business, and (iii) any other liens that have been approved in writing by Lender.

1.24 “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, organization, business, or other legal entity, and any government or any governmental agency or political subdivision.

1.25 “Personal Property” means all personal property of Borrower, both tangible and intangible, listed in the granting clauses of the Deed of Trust, whether owned as of the Agreement

Date or later acquired by Borrower, and all replacements, substitutions, renewals, products, proceeds, accessions, and related actions.

1.26 “Requirements” means all existing and future laws, regulations, orders, building codes, restrictions, requirements, agreements, and commitments of all applicable parties and Governmental Authorities applicable to the use and ownership of the Property.

1.27 “Title Company” means Fidelity National Title Company, or any other title company, agency, and underwriter approved by Lender and Borrower.

1.28 “Title Policy” or “Title Policies” means any title insurance coverages, including a lender’s policy of title insurance required by Lender to insure any insurable interests under the Loan and Loan Documents.

2. Disbursement of Loan Proceeds and Repayment of Loan.

2.1 Loan Disbursement Procedure Generally. Subject to the terms and conditions of this Agreement, Lender will disburse to Borrower the proceeds of the Loan on the Loan Closing Date. Prior to the Loan Closing Date, Borrower has paid to Lender the required Loan Fee.

2.2 Repayment Generally. Borrower will make monthly payments as required under the terms of the Note.

3. Covenants of the Borrower.

3.1 Permits, Licenses and Approvals. Borrower will properly obtain, comply with, and keep in effect all permits, licenses, and approvals that are required to be obtained from any Governmental Authorities in order to occupy, operate, and otherwise manage the Property.

3.2 Site Visits. Lender and its agents and representatives will have the right, at any reasonable time at its own risk, to enter and visit the Property for the purposes of performing an appraisal, or any other reasonable investigation. Lender also will have the right to examine, copy, and audit the books, records, accounting data, and other documents of Borrower and its contractors relative to the Property. Lender is under no duty to visit the Property or to examine any books or records. Any site visit, observation, or examination by Lender will be solely for the purpose of protecting Lender’s rights and interests. No site visit, observation, or examination by Lender will impose any liability on Lender or result in a waiver of any default of Borrower.

3.3 Protection Against Lien Claims. Borrower will promptly pay, post one or more payment bonds to cover or avoid any mechanic’s liens or otherwise discharge all claims and liens for labor done and materials and services furnished to the Property. Lender may require Borrower to post one or more payment bonds to cover or avoid any mechanic’s liens. Borrower agrees to indemnify Lender for, from, and against all claims of any contractor, subcontractor, material supplier, or other lien claimant.

3.4 Insurance. Borrower, at its expense, will obtain and deliver to Lender policies of insurance providing the following:

(a) Policies of insurance evidencing bodily injury, death or property damage liability coverages in amounts not less than $2,000,000 (combined single limit), and an excess/umbrella liability coverage in an amount not less than $5,000,000 will be in effect with respect to Borrower. The policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

(b) “Special Cause of Loss” insurance on the Property in an amount not less than the full insurable value on a replacement cost basis of the insured Property and related personal property.

(c) If applicable, evidence of worker’s compensation insurance coverage satisfactory to Lender.

(d) If all or any part of the Property lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the Property.

(e) The other insurance as Lender may reasonably require including, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, and rent abatement and/or business loss.

(f) All insurance policies will: (i) be issued by an insurance company having a rating of “A” VII or better by A.M. Best Co., in Best’s Rating Guide; (ii) name Lender as an additional insured on all liability insurance and as mortgagee and loss payee on all casualty insurance; (iii) provide that Lender is to receive 30 days written notice prior to non-renewal or cancellation; (iv) be evidenced by a certificate of insurance to be held by Lender; and (v) be in form and amounts reasonably acceptable to Lender.

3.5 Debt Service Coverage Ratio. At all times, the Debt Service Coverage Ratio shall not be permitted to drop below 5.0 to 1.0. The term “Debt Service Coverage Ratio” means EBITDA divided by Contractual Debt Service, calculated on each calendar quarter afterward based on an aggregate four quarter rolling basis. The term “EBITDA” means, for any period, the Net Income of Borrower for the applicable period, determined in accordance with GAAP plus interest expense, income tax expense, amortization expense, depreciation expense, but, in each case, only to the extent considered in the determination of Net Income; provided that, so long as the credit facilities funded pursuant to that Credit Agreement dated February 17, 2009, between Borrower, certain lenders signatory thereto, and Wells Fargo Foothill, LLC, as arranger and administrative agent (the “WF Credit Agreement”), remain outstanding, the term EBITDA will have the meaning established in the WF Credit Agreement. The term “Contractual Debt Service” means all debt payment obligations (principal, interest, and other charges) on the Loan.

3.6 Estoppels. Borrower agrees to use its commercially reasonable efforts (which shall exclude any requirement to expend funds other than a nominal fee and reasonable legal fees) to obtain an estoppel certificate, in a form satisfactory to Lender in Lender’s reasonable discretion, from (a) Aliso Viejo Community Association, a California non-profit public benefit corporation, or its successor, with respect to Declaration of Covenants, Conditions and Restrictions for Aliso Viejo Community Association dated April 1, 1982, and recorded April 6, 1982, at Instrument No. 82-118353 in the office of the county recorder of Orange County, California, as amended, and (b) Shea Homes Limited Partnership, a California limited partnership doing business as Mission Viejo Company, or its successor, with respect to that certain Grant Deed dated December 18, 1997, and recorded December 19, 1997, at Instrument No. 19970653373 in the office of the county recorder of Orange County, California.

3.7 Payment of Expenses. Borrower will pay Lender’s out of pocket costs and expenses reasonably incurred in connection with the making, disbursement, and administration of the Loan, as well as any revisions, extensions, renewals, or “workouts” of the Loan, and in the exercise of any of Lender’s rights or remedies under this Agreement, except to the extent prohibited by law. The costs and expenses include charges for title insurance (including endorsements), filing, recording and escrow charges, fees for appraisal and appraisal review, architectural and engineering review, construction services and environmental services, inspections, mortgage taxes, legal fees and expenses of Lender’s counsel, and any other fees and costs for services, regardless of whether the services are furnished by Lender’s employees or agents or independent contractors. Borrower acknowledges that amounts payable under this section are not included in any loan fees for the Loan. All the sums incurred by Lender and not immediately reimbursed by Borrower will be considered an additional loan to Borrower bearing interest at the Default Rate provided in the Note.

3.8 Financial and Other Information of Borrower. Borrower will keep true and correct financial books and records, using GAAP. Borrower will provide to Lender all of the following:

(a) Within 45 days after each calendar quarter or within 15 days after filing, as applicable, quarterly Company Prepared Financial Statements or Form 10-Q Securities and Exchange Commission (“SEC”) filing, of Borrower.

(b) Within 120 days after each fiscal year or within 15 days after filing, as applicable, annual CPA audited financial statements or Form 10-K SEC filing, of Borrower prepared on a consolidated and consolidating basis.

(c) Within 45 days after each calendar quarter, a quarterly compliance certificate, including all back-up calculations, signed and certified by chief financial officer or chief accounting officer for and on behalf of Borrower, evidencing compliance or non-compliance with the financial covenants described in this Loan Agreement and confirming, to the knowledge of Borrower’s applicable Representative Officers (defined below) without any duty of inquiry, whether there is any Event of Default or event, that, with the giving of notice or the passage of time, or both, would constitute an Event of Default. As used herein, the “Representative Officers” means any two representatives of Borrower holding the following positions in Borrower: (a) Senior Vice President and

Chief Financial Officer, (b) Vice President, General Counsel and Secretary, (c) Vice President, Corporate Controller, (d) Vice President, Finance Operations, and (e) Senior Manager, Assistant Treasurer.

If Borrower requests an extension of time for the filing of any SEC required filings, Borrower agrees to promptly notify Lender of the same in writing.

3.9 Notices. Borrower will promptly notify Lender in writing of:

(a) Any litigation affecting Borrower where the amount claimed is $5,000,000 or more, or any litigation affecting the Property where the amount claimed is $1,000,000 or more.

(b) Any written communication that Borrower may receive from any Governmental Authorities giving notice of any claim or assertion that the Property fails in any material respect to comply with any of the Requirements or any other applicable governmental law.

(c) Upon the occurrence of a Material Adverse Effect.

3.10 Performance of Acts. Upon request by Lender, Borrower will perform all acts that may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.

3.11 Negative Covenants. Without Lender’s prior written consent, Borrower will not:

(a) engage in any business activities substantially different from Borrower’s present business;

(b) liquidate or dissolve Borrower’s business; or

(c) allow liens on the Property other than Permitted Liens and liens in favor of Lender.

3.12 Appraisals. Borrower agrees that Lender shall have the option from time to time during the term of the Loan to order an appraisal of the Property from an appraiser selected by Lender, and Borrower, agrees to cooperate with Lender and Lender’s appraiser in connection with such appraisal(s), including, without limitation, providing access to the Property and disclosing information requested by Lender and/or Lender’s appraiser. The appraisals will comply with all federal and state standards for appraisals and otherwise will be satisfactory to Lender in all material respects. Borrower shall pay the reasonable out of pocket costs of up to two appraisals during the term of the Loan.

3.13 Subordination of Indebtedness Owing to Affiliates. Borrower will cause all liens, security interests, and other charges on the Property to be fully subordinated in all aspects to the Obligations pursuant to written agreements satisfactory to Lender.

4. Representations and Warranties.

4.1 Borrower. Borrower covenants that each representation and warranty established below is true, accurate, and correct in all respects as of the date of this Agreement (and will remain so at all times until the Maturity Date):

(a) Borrower is a duly formed and validly existing corporation under the laws of, and in good standing with, the State of Delaware. Borrower is duly registered to do business in the state where the Property is located. Borrower has complied in all material respects with any and all laws and regulations concerning its organization, existence, and the transaction of its business.

(b) Borrower is authorized to execute, deliver, and perform under the Loan Documents. The Loan Documents have been validly executed and delivered by Borrower and are valid and binding obligations of Borrower that are enforceable in accordance with their terms.

(c) To Borrower’s knowledge, Borrower is not in violation of any law, regulation, or ordinance, or any order of any court or Governmental Authority. No provision or obligation of Borrower contained in any of the Loan Documents violates any of the Requirements, any other applicable law, regulation, or ordinance, or any order or ruling of any court or Governmental Authority. No provision or obligation conflicts with, or constitutes a breach or default under, any agreement binding or regulating the Property.

(d) Except as previously disclosed in SEC filings, (i) there are no litigation, claims, actions, proceedings, or investigations pending against Borrower or affecting the Property, and (ii) to the best of Borrower’s knowledge, there has been no written threat of any litigation, claim, action, proceeding, or investigation against Borrower or affecting the Property.

(e) All financial information that has been and will be delivered to Lender, including all information relating to the financial condition of Borrower, or the Property, fairly and accurately represents the financial condition being reported on. All the information was prepared in accordance with GAAP, unless otherwise noted. There has been no material adverse change in any financial condition reported at any time to Lender.

(f) All reports, documents, instruments, information, and forms of evidence that have been delivered to Lender concerning the Loan or required by the Loan Documents are accurate, correct, and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter. None of them contains any material misrepresentation or omission.

(g) Borrower has filed and will continue to file all required state, federal, and local income tax returns or obtained extensions, and has paid and will pay all taxes that are due and payable (including all applicable transaction privilege taxes). Borrower knows of no basis for any additional assessment of taxes.

(h) Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

(i) To Borrower’s knowledge: (i) the Property complies with the Requirements of all Governmental Authorities related to the Americans with Disabilities Act (or similar state, county, or local law); (ii) there are no underground storage tanks located on the Property; (iii) Borrower has no ongoing financial liability or performance obligations under any judgment or edict issued by any environmental control board of any Governmental Authority; (iv) the Property is physically and legally separated for lot split, subdivision, and tax purposes from any adjoining or nearby property owned by Borrower or Borrower’s Affiliates.

(j) Neither Borrower nor its subsidiaries, affiliates, or any person or entity constituting a guarantor (called, collectively, the “Credit Parties”): (i) is in violation of any Anti-Terrorism Law; (ii) engages in or conspires to engage in any transaction that evades or avoids (or has the purpose of evading or avoiding) or attempts to violate any Anti-Terrorism Law; (iii) is a Blocked Person or is controlled by a Blocked Person; or (iv) is providing or will provide material, financial, or technical support or other services to or in support of acts of terrorism of a Blocked Person. Further, no Credit Party or any of its agents acting in any capacity in connection with the transactions contemplated by this Agreement, conducts any business or engages in making or receiving any contribution of funds, goods, or services to or for the benefit of any Blocked Person or deals in or otherwise engages in any transaction related to any property or interest in any property blocked by any Anti-Terrorism Law.

5. Conditions Precedent to Closing.

5.1 Borrower Delivery Terms. The following will be conditions precedent to Lender’s obligations to close the Loan, unless otherwise waived in writing by Lender:

(a) Borrower will deliver to Lender the Financial Information, certified as being true, correct, and complete in all material respects by an authorized officer of the Borrower.

(b) Borrower will provide at Borrower’s cost and expense, all organizational documents requested by Lender in its sole and exclusive discretion.

(c) The Loan-to-Value Ratio does not exceed 70%.

(d) Borrower will provide evidence of the insurance required above.

(e) Borrower has provided to Lender evidence that all taxes and assessments levied against or affecting the Property have been paid current, including but not limited to any property owner’s association charges.

(f) Borrower will have provided to Lender evidence satisfactory to Lender in its sole and absolute discretion that the Property is properly zoned for its intended use and that any and all zoning stipulations have been complied with by Borrower.

(g) Lender will have received, reviewed, and approved, in Lender’s sole and absolute discretion, environmental reports and other due diligence investigations in form and content acceptable to Lender.

(h) Lender will have received, reviewed, and approved, in Lender’s sole and absolute discretion, an appraisal of the Property in form and content acceptable to Lender in its sole and absolute discretion showing that the Loan-to-Value limitations established in this Agreement will be met.

(i) Borrower has paid to Lender, in immediately available funds, all fees and costs called for under this Agreement.

(j) Borrower has delivered to Lender any other item reasonably deemed necessary to Lender, and has fulfilled any other condition reasonably required by Lender.

(k) All of Borrower’s representations and warranties established in the Loan Documents will be true and correct in all material respects.

(l) The Title Company has issued, or committed to issue, the Title Policy underwritten by the Title Company in an amount not less than the amount of the sum of the Loan and insuring the lien of the Deed of Trust to be a first priority lien on the Property, subject only to the exceptions and conditions to title as Lender has approved in its sole discretion.

(m) No Event of Default exists nor any event exists that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

5.2 Loan Documents. By no later than the Loan Closing Date, Borrower will have executed or obtained the execution of, and delivered to Lender, all applicable documents and instruments in form and content required by Lender and its counsel, including, without limitation, the following Loan Documents, and any and all other the documentation reasonably required by Lender:

(a) This Agreement;

(b) The Note;

(c) The Deed of Trust;

(d) The Financing Statement, one for filing with the Delaware Secretary of State and, to the extent Lender determines it necessary, one for recordation in the official records of the County;

(e) Loan Certificate of Borrower; and

(f) Those legal opinions as may be required of Borrower for enforceability, authority, formation, and similar matters.

6. Default and Remedies.

6.1 Events of Default. Each of the following will be a default under this Agreement (each, an “Event of Default”):

(a) Borrower fails to pay any monetary amount under any Loan Document within 10 days after the date the payment is due, or if there is not specified due date then within 10 days after written notice from Lender.

(b) Borrower fails to comply with any non-monetary covenant contained in this Agreement or any other Loan Document and does not cure that failure within 20 days after written notice from Lender; however, if the failure or neglect of performance is not capable of being cured within the 20-day period, the failure or neglect will not constitute an Event of Default if Borrower promptly commences remedial measures and diligently and continually proceeds with the remedial measures until the failure or neglect is completely cured. No cure period can extend beyond 30 days following the initial written notice to the Borrower.

(c) Borrower becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”).

(d) Borrower dissolves, terminates, or liquidates.

(e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material adverse respect and the matter is not cured within 20 days’ notice from the Lender; however, if the breach is not capable of being cured within the 20-day period, the breach will not constitute an Event of Default if Borrower promptly commences remedial measures and diligently and continually proceeds with remedial measures until the breach is completely cured (but no cure period can extend beyond 30 days following the initial written notice to the Borrower).

(f) Under any of the Loan Documents, an Event of Default (as defined in the particular Loan Document) occurs.

(g) Lender fails to have an enforceable first lien on or security interest in any property given as security for the Loan (except as otherwise agreed by Lender in writing).

6.2 Remedies.

(a) If an Event of Default occurs, Lender may exercise any right or remedy that it has under any of the Loan Documents or that is otherwise available at law or in equity or by statute. All of Lender’s rights and remedies will be cumulative. If any

Event of Default occurs, Lender’s obligation to lend under the Loan Documents will automatically terminate. No disbursement of funds by Lender will cure any default of Borrower, unless Lender agrees otherwise in writing in each instance.

(b) If Borrower becomes the subject of any Insolvency Proceeding, all of Borrower’s obligations under the Loan Documents will automatically become immediately due and payable upon the filing of the petition commencing the proceeding, all without notice of default, presentment, demand for payment, protest, notice of nonpayment or dishonor, or other notices or demands of any kind or character. Upon the occurrence of any other Event of Default, all of Borrower’s obligations under the Loan Documents may become immediately due and payable without additional notice of default, presentment, demand for payment, protest, notice of nonpayment or dishonor, or other additional notices or demands of any kind or character, all at Lender’s option, exercisable in its sole discretion.

(c) Also, upon any Event of Default, Lender will have the right in its sole discretion to enter and take possession of the Property, whether in person, by agent or by court-appointed receiver. If Lender exercises any of the rights or remedies provided in this clause (c), Lender’s exercise will not make Lender, or cause Lender to be deemed to be, a member, partner, or joint venturer of Borrower.

7. Intentionally Omitted.

8. Miscellaneous Provisions.

8.1 No Waiver; Consents. Each waiver by Lender must be in writing, and no waiver will be construed as a continuing waiver. No waiver will be implied from Lender’s delay in exercising or failure to exercise any right or remedy against Borrower or any security. Consent by Lender to any act or omission by Borrower will not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender’s consent to be obtained in any future or other instance. All rights and remedies of Lender are cumulative.

8.2 Purpose and Effect of Lender Approval. Lender’s approval of any matter in connection with the Loan will be for the sole purpose of protecting Lender’s security and rights. No Lender approval will result in a waiver of any default of Borrower. Lender’s approval will not be a representation of any kind with regard to the matter being approved.

8.3 No Commitment to Increase Loan. Borrower acknowledges that no action by Lender will in any manner commit or obligate Lender to increase the amount of the Loan.

8.4 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their permitted successors and assigns. No trust fund is created by this Agreement, and no other persons or entities will have any right of action under this Agreement or any right to the Loan funds.

8.5 Joint and Several Liability. If Borrower consists of more than one person or entity, each will be jointly and severally liable to Lender for the faithful performance of this Agreement.

8.6 Notices. To be effective, all required or permitted communications, notices, approvals, consents, and demands of any kind of either party must be made in writing, and must be delivered by personal service, by United States registered or certified mail (postage prepaid, return receipt requested), by telecopy facsimile, or by overnight express delivery to parties at the addresses and/or telecopy numbers identified on the cover page of this Agreement. All notices delivered in this manner will be deemed received on the date of delivery or telecopy, if sent by hand-delivery or telecopy, or on the next business day after deposit with a recognized overnight express delivery service, or on the third day after deposit with the United States certified or registered mail. Either party may change its address by giving the other party written notice of its new address in the manner established above.

8.7 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole discretion may consider necessary or desirable to protect its security, if Borrower fails to do so. The appointment granted in this Section 8.7 will be deemed to be a power coupled with an interest.

8.8 Actions. Lender will have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that might affect its security or its rights, duties, or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower will pay promptly on demand all of Lender’s reasonable out-of-pocket costs, expenses, and legal fees and expenses of Lender’s counsel incurred in those actions or proceedings.

8.9 Attorneys’ Fees. Borrower will promptly pay to Lender, upon demand, with interest at the Default Rate, reasonable attorneys’ fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment will be secured by the Deed of Trust. If at any time Borrower fails, refuses, or neglects to do any of the things in this Agreement provided to be done by Borrower, Lender will have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Lender, together with interest thereon at the Default Rate, will be repaid to Lender immediately upon written demand for payment and will be secured by the Deed of Trust. Whenever Borrower is obligated to pay or reimburse Lender for any attorney fees, those fees will include the allocated costs for services of in-house counsel.

8.10 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Lender, its directors, officers, agents, and employees for, from, and against any and all loss, cost, claim, demand, liability, expense, or damage of any kind or nature, including reasonable legal fees and expenses on account of any matter arising out of this Agreement or any of the other Loan Documents or in connection with the Loan, except those matters caused by the Lender’s gross negligence or willful misconduct.

Upon receiving knowledge of any suit, claim, or demand asserted by a third party that Lender believes is covered by this indemnity, Lender will give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel satisfactory to Lender. Lender also may require Borrower to so defend the matter. The obligations on the part of Borrower under this Section 8.10 will survive the closing of the Loan and the repayment of the Loan.

8.11 Governing Law and Jurisdiction. This Agreement and the Loan Documents will be governed by, and construed in accordance with, the laws of the State of California. Borrower submits to jurisdiction and venue in Orange County, California, and agrees that any and all litigation or arbitration proceedings will be maintained in Orange County, California. Without limiting the generality of the foregoing, Borrower waives and agrees not to assert by way of motion, defense, or otherwise in the suit, action, or proceeding, any claim that any Borrower is not personally subject to the jurisdiction of the courts of the State of California, Orange County, and the United State District Court for the State of California, that the suit, action, or proceeding is brought in an inconvenient forum, or that the venue of the suit, action, or proceeding is improper.

8.12 Successors and Assigns; Participations. The terms of this Agreement will bind and benefit the heirs, personal representatives, successors, and assigns of the parties; however, Borrower may not assign this Agreement any funds from the Loan or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance. Lender, in its sole discretion, may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Also, without notice to or the consent of Borrower, Lender may disclose to any actual or prospective purchaser of any securities issued or to be issued by Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan or any other loans made by Lender to Borrower (whether under this Agreement or otherwise), any financial or other information, data, or material in Lender’s possession relating to Borrower, the Loan, or the Property.

8.13 Relationships With Other Lender Customers. From time to time, Lender may have business relationships with Borrower’s customers, suppliers, contractors, members, tenants, partners, shareholders, officers, or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from, or lend to Borrower. Borrower agrees that Lender may extend credit to the parties and may take any action it may deem necessary to collect the credit, regardless of the effect that the extension or collection of credit may have on Borrower’s financial condition or operations. Borrower further agrees that Lender is not obligated to disclose to Borrower any information concerning any other Lender customer.

8.14 Disclosure to Title Company. Without notice to or the consent of Borrower, Lender may disclose to any title insurance company that insures any interest of Lender under the Title Policy (whether as primary insurer, coinsurer, or reinsurer) any information, data, or material in Lender’s possession relating to Borrower, the Loan, the Loan Documents, or the Property that may be normally and customarily required for the insurance or endorsements or other title purposes.

8.15 Improvement District. Borrower will not (or permit Tenant to) consent to, vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Property into any improvement or community facilities district, special assessment district, or other district without Lender’s prior written consent in each instance.

8.16 Restriction on Personal Property. Other than in the case of replacements with as good or better like property in the ordinary course of Borrower’s business, Borrower will not sell, convey, or otherwise transfer or dispose of its interest in any personal property in which Lender has a security interest, or contract to do any of the foregoing, without the prior written consent of Lender in each instance.

8.17 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provision. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal, or unenforceable, that portion either will be modified to the minimum extent necessary to make its application valid and enforceable in a manner consistent with the Loan Documents or will be deemed severed from the rest, and the rest will remain in full force and effect as though the invalid, illegal, or unenforceable portion had never been a part of the Loan Documents.

8.18 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items, or matters in any way limits the scope or generality of any language of this Agreement.

8.19 Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.

8.20 Counterparts. This Agreement may be executed in any number of original or telecopy counterparts, each of which will be effective on delivery and all of which together will constitute one binding agreement of the parties to the Agreement. Any signature page of this Agreement may be detached from any executed counterpart of this Agreement without impairing the legal effect of any signatures and may be attached to another counterpart of this Agreement that is identical in form to the document signed (but that has attached to it one or more additional signature pages).

8.21 Language of Agreement. The language of this Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any party.

8.22 Survival. The representations, warranties, acknowledgments, and agreements established in this Agreement will survive the date of this Agreement.

8.23 Further Performance. Borrower, whenever and as often as they will be requested by Lender, will execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all further instruments and documents (and to do any and all things) as may be reasonably requested by Lender in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

8.24 Time is of the Essence. Time is of the essence in the performance of this Agreement and the other Loan Documents by Borrower, and each and every term of the Loan Documents.

8.25 Recitals; Exhibits. The facts contained in the Factual Background to this Agreement established above are true, complete, accurate, and correct and are incorporated by reference. The exhibits to this Agreement are incorporated by reference.

8.26 Integration and Relation to Loan Commitment. The Loan Documents: (i) integrate all the terms and conditions mentioned in or incidental to this Agreement; (ii) supersede all oral negotiations and prior writings with respect to their subject matter; including Lender’s loan commitment to Borrower; and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions established in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise, or condition will be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions, and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions, and provisions of this Agreement will prevail.

8.27 Discretion. Whenever the approval or consent is required of the Lender for anything under the Loan Documents, lender may give or withhold its consent or approval in its sole, absolute, and unfettered discretion, unless the Loan Documents specifically establish a different standard for approval (e.g., good faith, reasonable, etc.).

8.28 Binding Arbitration.

(a) The parties agree, upon demand by any party, to submit to binding arbitration all claims, disputes, and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract, or otherwise arising out of or relating to in any way this Agreement or the other Loan Documents.

(b) Any arbitration proceeding will: (i) proceed in a location in Orange County, California, selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or any other administrator as the parties mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees, and costs, in which case the arbitration will be conducted in accordance with the AAA’s optional procedures for large, complex, and commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex, and commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms of this Agreement and the Rules, the terms and procedures established in this Agreement control. Any party who fails or refuses to submit to arbitration following a demand by any other party will bear all costs and expenses incurred by the other party in compelling arbitration of any dispute. Nothing contained in any of the Loan Documents will be deemed to be a waiver by Lender of the protections afforded to it under 12 U.S.C. § 91 or any similar applicable state law.

(c) The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in subsections (i), (ii), and (iii) above.

(d) Any arbitration proceeding in which the amount in controversy is $1,000,000 or less will be decided by a single arbitrator selected according to the Rules. This single arbitration will not render an award of greater than $1,000,000. Any dispute in which the amount in controversy exceeds $1,000,000 will be decided by majority vote of a panel of three arbitrators; however, all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any prehearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator will resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of the state could order or grant within the scope of the dispute and any ancillary relief as is necessary to make effective any award. The arbitrator also will have the power to award recovery of all costs and fees, to impose sanctions, and to take all other actions as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure, or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests the action for judicial relief.

(e) In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery is expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) The resolution of any dispute arising pursuant to the terms of this Agreement will be determined by a separate arbitration proceeding, and the dispute may not be consolidated with other disputes or included in any class proceeding.

(g) The arbitrator will award all costs and expenses of the arbitration proceeding.

(h) To the maximum extent practicable, the AAA, the arbitrators, and the parties agree to take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content, or results of the arbitration, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute controls. This arbitration provision will survive termination, amendment, or expiration of any of the documents or any relationship between the parties.

8.29 Jury Waiver. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED AND LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS.

INITIALS:     SD    /    DC    /

[SIGNATURES BEGIN ON THE NEXT PAGE]

COUNTERPART SIGNATURE PAGE

Executed as of the Agreement Date.

“Borrower”

Quest Software, Inc., a Delaware corporation

By:	/s/ Scott Davidson
Name:	Scott Davidson
Title:	CFO

By:	/s/ David Cramer
Name:	David Cramer
Title:	VP, General Counsel

COUNTERPART SIGNATURE PAGE

Executed as of the Agreement Date.

“Lender”

Mutual of Omaha Bank, a federally chartered thrift

By:	/s/ Jeff Barnett
Name:	Jeff Barnett
Title:	VP

EXHIBIT “A”

TO

LOAN AND SECURITY AGREEMENT

(Quest Software – Polaris Way – Loan No. 3700038-001)

(Land/ Property)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

THOSE PORTIONS OF TRACT MAP NO(S). 14323 RECORDED IN BOOK 714, PAGES 49 AND 50; 14324 RECORDED IN BOOK 715, PAGES 9 AND 10; 14972 RECORDED IN BOOK 715, PAGES 11 AND 12; AND THAT PORTION OF TRACT MAP NO. 14310 RECORDED IN BOOK 670, PAGES 45 AND 46, ALL OF MISCELLANEOUS MAPS, THAT HAS BEEN ABANDONED AS INSTRUMENT NO. 1997-0652771, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A:

PARCELS 4 AND 5 IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL-97-054, RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL PREVIOUSLY UNRESERVED MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND ALL UNDERGROUND WATER, IN OR UNDER OR WHICH MAY BE PRODUCED FROM THE PROPERTY WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER FROM THE PROPERTY BY MEANS OF MINES, WELLS, DERRICKS OR OTHER EQUIPMENT FROM SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND OR LYING OUTSIDE OF THE PROPERTY, IT BEING UNDERSTOOD THAT THE OWNER OF SUCH MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER, AS SET FORTH ABOVE, SHALL HAVE NO RIGHT TO ENTER UPON THE PROPERTY OR ANY PORTION THEREOF ABOVE SAID PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR ANY PURPOSE WHATSOEVER, AS RESERVED BY SHEA HOMES LIMITED PARTNERSHIP IN THE DEEDS RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970653373, BOTH OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, PARKING, UTILITIES AND OTHER MATTERS ON, OVER, UNDER OR ACROSS PORTIONS OF PARCELS 1, 2, 3, 4 AND 5 AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL 97-054, RECORDED ON DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, AS SAID EASEMENTS ARE SET FORTH AND DEFINED IN ARTICLE 2 IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS AND COVENANTS EXECUTED BY FLUOR ENTERPRISES, INC., A CALIFORNIA CORPORATION, RECORDED MARCH 31, 2004 AS INSTRUMENT NO. 2004000265241 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

Assessor’s Parcel No: 623-481-52 and 53

Borrower Initials:     SD    /    DC